Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Two Harbors Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	(1)	Equity	Common shares, $0.01 par value per share	457(r)	11,180,594	$13.6275	$152,363,545	0.0001476	$22,489
Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	(2)	Equity	Common shares, $0.01 par value per share	415(a)(6)	3,819,406		$57,878,441		N/A	S-3	333-253606	February 26, 2021	$6,368

		Total Offering Amounts					$210,241,986		$22,489

		Total Fees Previously Paid							N/A

		Total Fee Offsets							N/A

		Net Fee Due							$22,489

(1)	The filing fee is calculated in accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933 (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on February 22, 2024 (File No. 333-277271) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

Estimated solely for purposes of computing the registration fee on the basis of the average of the high and low prices for Two Harbors Investment Corp.'s (the “Company”) shares of common stock, par value $0.01 per share (“Common Stock”) as reported on the New York Stock Exchange on July 24, 2024, in accordance with Rule 457(c) under the Securities Act.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities included in this prospectus supplement include 3,819,406 of unsold shares of common stock (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-253606), which was automatically effective on February 26, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered 11,000,000 shares of common stock under an equity distribution agreement with Citizens JMP Securities, LLC with a proposed maximum aggregate offering price of $241,127,200. The registrant sold an aggregate of 7,180,594 shares of such securities under the Prior Registration Statement, leaving the balance of 3,819,406 shares of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $6,368. Pursuant to Rule 415(a)(6), the filing fee of $6,368 associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities included hereunder, and as a result, no additional filing fee is due with respect to the Unsold Securities included in this prospectus supplement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement has been terminated.